Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-218424 on Form S-8 of Tesoro Corporation of our report dated March 1, 2017, relating to the consolidated financial statements of Western Refining, Inc. and subsidiaries, incorporated by reference in this Current Report on Form 8-K/A of Tesoro Corporation dated July 20, 2017.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Phoenix, Arizona

July 20, 2017